EXHIBIT 4.1 ASTORIA FINANCIAL CORPORATION SPECIMEN STOCK CERTIFICATE

COMMON STOCK       This certificate also evidences and entitles the holder          COMMON STOCK
PAR VALUE $0.01    hereof to certain rights as set forth in a Rights Agreement           PAR
                   between Astoria Financial Corporation and ChaseMellon             VALUE $0.01
                   Shareholder Services, L.L.C., as Rights Agent, dated as of
                   July 17, 1996, as the same may be amended from time to time,
                   (the "Rights Agreement"), the terms of which are hereby
                   incorporated herein by reference and a copy of which is on file at the principal executive offices of Astoria Financial
                   Corporation. Under certain circumstance s, as set forth in the Rights Agreement, such Rights will be evidenced by
                   separate certificates and will no longer be evidenced by this certificate. Astoria Financial Corporation will mail to the holder of this certificate a copy of the Rights Agreement
                   without charge after receipt of a written request therefor.
                   As described in the Rights Agreement, Rights owned by any
                   Person who is or becomes an Acquiring Person (as defined in
                   the Rights Agreement) and certain transfers thereof shall          SEE REVERSE FOR
                   become null and void.                                            CERTAIN DEFINITIONS

                          Astoria Financial Corporation
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies That [BLANK]
is the owner of: [BLANK]

 FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE,
                        OF ASTORIA FINANCIAL CORPORATION

  The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record thereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

  This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

  In Witness Thereof, Astoria Financial Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated: [BLANK]

COUNTERSIGNED AND REGISTERED:

                 CHEMICAL BANK
                 (New York, New York)

By          Transfer Agent and Registrar   President and Chief Executive Officer

                                    [FACSIMILE
                                    CORPORATE
                                    SEAl] (1)
                             Authorized Signature                  Secretary

                          ASTORIA FINANCIAL CORPORATION

   The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

   The Board of Directors of the corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

   The shares represented by this certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the corporation, voting together as a single class, shall be required to approve certain provisions of the Certificate of Incorporation.

--------------------------------------------------------------------------------

   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM-   as tenants in common            UNIF GIFT MIN ACT-______________Custodian_______________
      TEN ENT-   as tenants by the entireties                         (Cust)                  (Minor)
      JT TEN-    as joint tenants with                                under Uniform Gift to Minors
                 right of survivorship and                            Act________________________________
                 not as tenants in common                                               (State)

     Additional abbreviations may also be used though not in the above list.

   For Value received,______________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
__________________________________________________________________________Shares
of the common stock represented by the within certificate, and do hereby irrevocably constitute and appoint______________________________________________
__________________________________________Attorney to transfer the said Stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,____________________    X_________________________________________________

                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:______________________________________________

                              THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                              ELIGIBLE GUARANTOR INSTITUTION. (BANKS,
                              STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 13Ad-15.

________________________________________________________________________________
                              Graphics Description

1. Facsimile corporate seal consists of two concentric circles. Within the inner circle on four lines the top and bottom of which follow the curves of the circle are the following words centered, one word per line: Corporate, Seal, 1993, and Delaware. Between the inner circle and the outer circle, centered at the top of the circle is the words: Astoria Financial Corporation. Centered at the bottom between the inner circle and the outer circle, is a dot.